Exhibit 99.1

Trovagene Announces Issuance of Broad MicroRNA Patent

Patent covers methods of detecting cell-free microRNA in urine and blood

SAN DIEGO, July 24, 2013 /PRNewswire/ — Trovagene, Inc. (TROV), a developer of cell-free molecular diagnostics, announced the issuance of US patent 8,486,626, “Methods of detecting cell-free miRNA in urine and blood.” The patent pertains to the detection and quantitation of microRNA (miRNA) using a wide variety of technologies and platforms. MicroRNAs are known to play critical roles in cell development as well as a number of diseases, including cancer.

“MicroRNA signatures are highly sensitive biomarkers with the potential to be used in a wide range of molecular diagnostic tests,” states Mark Erlander, Ph.D., chief scientific officer of Trovagene.  “They have been shown to have varying expression levels across numerous pathological conditions including cancer, autoimmune and inflammatory diseases and cardiovascular diseases.”

Despite their relatively recent discovery and characterization, several miRNA-based therapeutics have entered clinical trials, confirming their importance as critical regulators of human disease. “MicroRNAs hold the promise of yielding a new class of therapeutics in addition to current diagnostic uses,” adds Erlander.

The new miRNA patent extends Trovagene’s established intellectual property portfolio in the field of cell-free molecular diagnostics, which covers DNA and RNA fragments found in urine.  Trovagene already has proprietary methods around the isolation, detection and analysis of these cell-free nucleic acids from urine, a non-invasive and easy to obtain sample type.

“Cell-free nucleic acids, including microRNAs, are an integral part of our company’s focus on cancer diagnostics. Our newly established patent position in microRNA detection in blood and urine will complement our proprietary capabilities to detect and quantify DNA mutations and genetic variations,” said Antonius Schuh, Ph.D., chief executive officer of Trovagene. “We believe this technology promises to have a profound impact on the field of cancer diagnostics.”

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its patented technology for the detection of cell-free DNA and RNA, short nucleic acid fragments, originating from normal and diseased cell death that can be isolated and detected from urine. Trovagene has a strong intellectual property asset as it relates to cell-free DNA and RNA testing in urine. It has U.S. and European patent applications and issued patents that cover testing for HPV and other infectious diseases, cancer, transplantation, prenatal and genetic testing.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any medical diagnostic tests under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Trovagene does not undertake an obligation to update or revise any forward-looking statement.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with the Securities and Exchange Commission.

Contact:

Trovagene, Inc.

Stephen Zaniboni
Chief Financial Officer
Trovagene, Inc.

858-952-7594
szaniboni@trovagene.com